EXHIBIT 10.162
                                INVESTMENT LETTER
                                       AND
                  MEMORANDUM OF SUBSCRIPTION/PURCHASE AGREEMENT

                                  June 19, 1998

Pollution Research and Control Corp.
506 Paula Avenue
Glendale, California 91201

Gentlemen:

     In connection with the acquisition by the undersigned of 9,174 shares of common stock, no par value per share (the "Common Stock"), at a per share price of $1.09 (60% of the bid price per share of Common Stock as of June 18, 1998), of Pollution Research and Control Corp. (the "Company"), in consideration for the sum of $9,999.66 in cash, the undersigned wishes to advise you of his understanding of, agreement with and/or representation of, the following:

     These securities are not being registered under the Securities Act of 1933, as amended (the "Act"), on the ground that this sale is exempt from registration under Paragraph 4(1) or 4(2) of the Act and the Rules and Regulations promulgated thereunder as not involving any public offering. The Company's reliance on such exemption is predicated in part on the representation of the undersigned that he is acquiring such securities for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing the same. These securities which the undersigned is acquiring are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act. The undersigned acknowledges that he understands that the securities covered hereby are unregistered and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned agrees that any and all certificates, which may be issued representing the securities acquired hereunder, shall contain substantially the following legend, which the undersigned has read and understands:

          The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as the term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned understands that the above legend on the certificates would limit their value, including their value as collateral.

     The undersigned further acknowledges that he understands that, if the securities have been held for a period of at least one year and if Rule 144 adopted under the Act if applicable (there being no representation by the Company that this Rule will be applicable), then he may make only routine sales of the securities in limited amounts in a specified manner in accordance with the terms and conditions of the Rule. The undersigned further acknowledges that he understands that, if Rule 144 is applicable (no assurance of which can be made), he may sell the securities without quantity limitation in sales not involving a market maker or through brokerage transactions only if he has held the securities for at least two years. In case the Rule is not applicable, any sales made by the undersigned may be made only pursuant to other available exemption from registration under the Act, or an effective registration statement.

     The undersigned further acknowledges that he is aware that only the Company can file a registration statement or an offering statement pursuant to Regulation A under the Act and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to him. The undersigned also has been advised and acknowledges that he understands that, in the event Rule 144 is not available, the circumstances under which he can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     The undersigned further acknowledges and represents to the Company that he is purchasing the securities for his own account and not as a trustee or nominee for any other person or persons, and that the funds or consideration invested are his own. The undersigned further acknowledges and represents that there are no existing legal restrictions applicable to him which would preclude his acquisition of the securities for investment purposes, as described hereinabove. The undersigned further represents that he has no present plans to enter into any contract, undertaking, agreement or arrangement for resale, distribution, subdivision or fractionalization of the securities purchased hereby.

     The undersigned further acknowledges that he understands that an investment in the Company is extremely speculative and subject to a high degree of risk. In this connection, the undersigned understands that he may lose his entire investment in the Company.

     The undersigned further acknowledges and represents to the Company that he is able to bear the economic risk of losing his entire investment. The undersigned further acknowledges and warrants that his overall commitment to investments which are not readily marketable is not disproportionate to his net worth and his investment in the securities will not cause such overall commitment to become excessive. The undersigned further represents that he has adequate means of providing for his current needs and personal contingencies and that he has no need for liquidity in connection with his investment in the securities.

     The undersigned further acknowledges that he fully understands and agrees that the price of the Company's securities acquired by him was arbitrarily determined without regard to any value of the securities. The undersigned understands, additionally, that the price of the securities bears no relation to the value of the assets or net worth of the Company or any other criteria of value. The undersigned is aware that no independent evaluation has been made with respect to the value of the securities. The undersigned further understands and agrees that shares of the common stock of the Company have been or may in the future be issued to certain other persons for a consideration which may be less than the price paid by him for the securities.

     The undersigned further acknowledges and represents to the Company that he is knowledgeable and experienced in venture capital investments in general and, in particular, with respect to investments similar in nature to an investment in the Company. The frequency of the undersigned's prior investments in stocks (including restricted stocks), in general, and in high technology companies, in particular, and other investments, of whatever kind, is as follows (check one in each column):

                               Restricted      High Technology
                   Stocks        Stocks           Companies            Other
                   ------        ------           ---------            -----

Frequently
                   ------       -------         -------------          ------
Occasionally            X            X                   X             ______
                   ------       -------         -------------
Never              ______       _______         _____________          ______

     The undersigned further acknowledges that he is capable of evaluating the merits and risks of the Company.

     The undersigned further acknowledges that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company; that he has been advised by the Company to consult with counsel regarding this investment; and that he has relied upon the advice of such counsel, accountants or other consultants as he deems necessary with regard to tax aspects, risks and other considerations involved in the investment. The undersigned's educational and occupational background which renders him capable of evaluating the merits and risks of this investment as follows:

         BS DEGREE IN METEOROLOGY AND GEOGRAPHY, BA IN SOCIOLOGY.
         -----------------------------------------------------------------------
         EXTENSIVE BUSINESS EXPERIENCE.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

     The undersigned has made, or caused to be made, such investigation of the Company, its management and its operations as he considers necessary and appropriate to enable him to make an informed decision regarding his investment.

     Prior to making his investment, the undersigned was presented with and acted upon the opportunity to ask questions of and receive answers from the Company and its management relating to the Company and to obtain any additional information necessary to verify the accuracy of the information made available to him,

     Prior to making his investment, the undersigned made arrangements to conduct such inspection as he deems necessary of the books, records, contracts, instruments and other data relating to the Company.

     Before acquiring these securities, the undersigned was presented with and understood the Company's business plan, including, among other things, the nature of the Company, financial reports and management.

     The undersigned agrees that, upon the delivery of certificates for his shares, the undersigned will execute and deliver to and for the benefit of the Company any instruments the Company may require to evidence that the purchase of his shares is for investment purposes only.

     On the date the undersigned acquired the securities, he had a net worth (exclusive of home, furnishings and personal automobile) of:

         (X)      Less than $500,000
         ( )      $500,000 - $1,000,000
         ( )      $1,000,000 - $3,000,000
         ( )      $3,000,000 - $5,000,000
         ( )      More than $5,000,000

     Liquid assets constituted the following percentage of the undersigned's net worth, or his joint net worth with his spouse, on the date of acquisition of the securities:

         ( )      Less than 1%
         ( )      1% - 10%
         (X)      10% - 20%
         ()       20% - 50%
         ( )      More than 50%

     The undersigned's approximate net taxable income (after regular deductions) in each of the two most recent calendar years was:

         ( )      Less than $100,000
         (X)      $100,000-$200,000
         ( )      $200,000-$500,000
         ( )      $500,000-$1,000,000
         ( )      More than $1,000,000

     The undersigned's approximate net taxable income in the current year is expected to be:

         ( )      Less than $100,000
         (X)      $100,000-$200,000
         ( )      $200,000-$500,000

         ( )      $500,000-$1,000,000
         ( )      More than $1,000,000

     Based upon the foregoing, the undersigned hereby acknowledges and understands the high risk and speculative nature of the shares of common stock of the Company which he is acquiring and the nature of the management, financial condition, and all other pertinent factors regarding the Company and this investment. The undersigned further represents and warrants that he has fully satisfied himself with respect to the nature of this investment. The undersigned further warrants and represents that he has received no assurances of any kind relative to, nor have there been any representations made by the Company or any of its principals or affiliates regarding, any potential appreciation in value of the securities being acquired by him. The undersigned hereby represents and warrants that he has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment of this type. The undersigned further represents and acknowledges that he has made other investments in speculative businesses and is generally familiar with "restricted" securities and he is otherwise knowledgeable with respect to the Company and its proposed operations. Based upon the foregoing understandings, the undersigned hereby reaffirms his acquisition of the securities described in this Investment Letter and Memorandum of Subscription/Purchase Agreement.

     The  foregoing   correctly   expresses  this  intent,   understanding   and
acknowledgements of the undersigned.



                                                 /s/ Frank T. Anaya
                                                 -------------------------------
                                                 Frank T. Anaya

Current Residence Address:   1330 Claremont Dr., Tracy, Ca 95376
Current Residence Telephone Number:  209-835-5750
SS. No.  ###-##-####
Current Occupation and/or Business Position: Gen Sales Manager Current Business Telephone Number: 510-441-5500
Current Name of Business with which Associated:      Chapel of Chimes
Name of Person connected with Pollution Research
   And Control Corp., with whom conferred
   Concerning this investment:  Phil Huss
Relationship, if any, with the above mentioned Co. Rep: Personal Length of relationship: 8 years